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EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tyson Foods, Inc. of our report dated November 13, 1995, included in the 1995 Annual Report to Shareholders of Tyson Foods, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-30680; 33-20586; 2-81928; 2-44550; 33-53028;
and 33-53026, as amended by 33-57515) pertaining to certain employee benefit plans of Tyson Foods, Inc. and the Registration Statement (Form S-3 No. 33-58177) and the related Prospectus of our reports dated November 13, 1995, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended September 30, 1995.


/s/ ERNST & YOUNG LLP
---------------------
    ERNST & YOUNG LLP

    December 1, 1995
    Little Rock, Arkansas


































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